Exhibit 99.1

ADT to be Acquired by Thrive Holdings in $15.3 Billion Transaction

•	ADT stockholders will receive $10.00 per share in cash, representing a 45.6% premium to ADT’s unaffected closing share price of $6.87 on October 27, 2026.

•	The transaction brings together ADT’s security expertise, technology and nationwide network of professionals with Thrive Holdings’ long-term capital and engineering capabilities.

•	Upon completion of the transaction, ADT will become a privately held company.

•	Thrive Holdings’ permanent capital structure can support sustained investment in ADT’s products, technologies, capabilities and people over a long-term horizon.

•	Thrive Holdings will uphold ADT’s longstanding commitment to protecting customer data, and ADT’s data protection and privacy policies will remain unchanged.

BOCA RATON, Fla. and New York, Oct. 29, 2026 (GLOBAL NEWSWIRE) – ADT Inc. (NYSE: ADT) (“ADT” or the “Company”), a leading provider of security, interactive and smart home solutions serving residential and small business customers in the U.S., and Thrive Holdings, a permanent capital holding company focused on investing in established businesses and advancing their capabilities through technology, today announced a definitive agreement under which Thrive Holdings will acquire ADT in an all-cash transaction. The agreement values ADT at approximately $7.6 billion in equity value and $15.3 billion in enterprise value.

Under the terms of the agreement, which ADT’s Board of Directors unanimously approved, ADT stockholders will receive $10.00 per share in cash upon completion. The per share price represents a premium of 45.6% to ADT’s unaffected closing share price on October 27, 2026, and 52.1% to its 30-day volume-weighted average share price ending on October 27, 2026.

The transaction would combine ADT’s more than 150 years of security experience, nationwide service network and customer trust with Thrive Holdings’ long-term capital and engineering capabilities. Thrive Holdings is a permanent capital holding company, which enables it to own and operate businesses over a long-term horizon. This ownership structure will provide ADT with greater flexibility to invest in its people and the development of new products and services.

“ADT is pleased to enter into this transaction, which recognizes the value built by our more than 12,000 employees and delivers an attractive cash premium to our stockholders,” said Jim DeVries, Chairman, President and Chief Executive Officer of ADT. “Our leadership in security is based on a legacy of trust, longstanding customer relationships and the dedication of our employees. With Thrive Holdings’ long-term capital and technology expertise, ADT will gain new opportunities to accelerate innovation, enhance the customer experience and bring greater peace of mind to even more homes and businesses.”

“ADT has spent generations showing up for people when it matters most,” said Kareem Zaki, Partner at Thrive Holdings. “We intend to build on that foundation by strengthening ADT’s technology and product capabilities, with the capital and patience to invest over decades. Our ambition is to help ADT’s teams better serve customers and offer a seamless service with more actionable information for the professionals responding.”

Currently, more than 75 businesses across accounting, IT services and the built environment are part of Thrive Holdings. Following the closing of the transaction, ADT will form the foundation of Thrive Holdings’ smart home security business.

Thrive Holdings intends to support ADT’s management in pursuing long-term growth through continued investment in the Company’s people, products and services. Thrive Holdings’ engineering teams will work alongside ADT’s professionals to identify opportunities for technology to enhance the Company’s products and services and help its teams support customers more effectively.

ADT’s data and privacy policies will remain unchanged, and no new data sharing will occur without customer permission.

“Protecting customers’ homes also means protecting their data. Thrive Holdings is committed to upholding the highest standards of privacy and cybersecurity to protect the information that customers entrust to ADT,” said Anuj Mehndiratta, Partner at Thrive Holdings.

Transaction Terms and Timing

Financing commitments for the transaction have been solely provided by funds managed by affiliates of Apollo Global Management, Inc.

The transaction is expected to close in the first quarter of 2027, subject to customary closing conditions, including approval by ADT’s stockholders and receipt of U.S. antitrust approval. The transaction is not subject to a financing condition.

Under the terms of the merger agreement, ADT, with the assistance of its financial advisors, may solicit proposals from third parties for a period of 30 days continuing until 11:59 p.m., New York City time, November 28, 2026, with a potential 10-day extension for certain parties that submit acquisition proposals during the initial go-shop period. There can be no assurance that the solicitation process will result in a superior proposal, and ADT does not intend to disclose developments with respect to the go-shop process unless and until it determines such disclosure is appropriate or otherwise required. ADT will have the right to terminate the merger agreement to enter into a superior proposal, subject to the terms and conditions of the merger agreement.

Until the transaction closes, ADT will continue to operate independently. Following completion, ADT will become privately held and its common stock will cease trading on the New York Stock Exchange.

Third Quarter 2026 Financial Results

As previously announced, ADT’s third quarter 2026 results will be issued on November 3, 2026, prior to market opening. The Company will share a summary of its results on a 10 a.m. ET conference call. In consideration of the announced transaction, the Company will not be taking questions on the call. The Company’s third quarter press release and investor presentation will be available on its investor relations website at investor.adt.com.

Advisors

Citi and Goldman Sachs & Co. LLC are serving as financial advisors to ADT, with Cravath, Swaine & Moore LLP serving as legal counsel. Edelman Smithfield is serving as strategic communications advisor to ADT. Evercore is serving as exclusive financial advisor to Thrive Holdings, with Kirkland & Ellis LLP serving as legal counsel.

About ADT Inc.

ADT is a leading provider of security, interactive and smart home solutions serving residential and small business customers in the U.S. Through innovative offerings, unrivaled safety and a premium customer experience delivered by the largest network of smart home security professionals in the U.S., ADT empowers people to protect and connect to what matters most, every second, every day. For more information, visit ADT.com.

About Thrive Holdings

Thrive Holdings owns and operates businesses in critical industries. Its engineers and operators work directly with industry specialists to develop and deploy proprietary technology products within the businesses it owns. Thrive Holdings takes a long-term approach to ownership and reinvestment. Its businesses include Current in accounting and Shield in IT services. For more information, visit thriveholdings.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements concerning the Company’s expectations, plans, intentions, strategies or prospects, including expected benefits of the proposed transaction. Generally, the words “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” “sees,” “seeks,” “should,” “could,” “would,” “predicts,” “potential,” “strategy,” “future,” “opportunity,” “work toward,” “intends,” “guidance,” “confidence,” “positioned,” “design,” “strive,” “continue,” “track,” “look forward to” and similar expressions used in this release are intended to identify forward-looking statements. All statements other than statements of historical or current fact are, or may be deemed to be, forward-looking statements.

Such statements are based upon the current beliefs, expectations and assumptions of management and are subject to significant risks, uncertainties and changes in circumstances that could cause actual outcomes and results to differ materially from the forward-looking statements.

These risks, uncertainties and changes in circumstances include, but are not limited to: (i) the risk that the proposed transaction may not be completed in a timely manner or at all; (ii) the failure to receive, on a timely basis or otherwise, the required approvals of the proposed transaction by the Company’s stockholders; (iii) the possibility that any or all of the various conditions to the consummation of the proposed transaction may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (iv) the possibility that competing offers or acquisition proposals for the Company will be made; (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive transaction agreement relating to the proposed transaction, including in circumstances which would require the Company to pay a termination fee; (vi) the effect of the announcement or pendency of the proposed transaction on the Company’s ability to attract, motivate or retain key executives and employees, its ability to maintain relationships with its customers, suppliers and other business counterparties, or its operating results and business generally; (vii) risks related to the proposed transaction diverting management’s attention from the Company’s ongoing business operations; (viii) the risk of stockholder litigation in connection with the proposed transaction, including resulting expense or delay; and (ix) (A) any other risks or uncertainties discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “Annual Report”) and the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026 (the “Quarterly Reports”) filed by the Company with the Securities and Exchange Commission (the “SEC”), and, in particular, the risk factors set forth under the headings “Risk Factors” and the risks and uncertainties discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Report and the Quarterly Reports and (B) other risk factors identified from time to time in other filings with the SEC. Filings with the SEC are available on the SEC’s website at http://www.sec.gov.

Forward-looking statements speak only as of the date they are made, and the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise unless required by law. Readers of this release are cautioned not to unduly rely on these forward-looking statements, since there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary note is applicable to all forward-looking statements contained in this release.

Additional Information and Where to Find It

This release may be deemed to be solicitation material in respect of the proposed acquisition of the Company by Thrive Holdings. In connection with the proposed transaction, the Company intends to file relevant materials with the SEC, including the Company’s proxy statement in preliminary and definitive form. INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE COMPANY’S PROXY STATEMENT (IF AND WHEN AVAILABLE), BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and stockholders are or will be able to obtain the documents (if and when available) free of charge either from the SEC’s website at www.sec.gov, or from the Company in the “Investor Relations” section of the Company’s website, which may be accessed at https://investor.adt.com, or upon request from the Company’s Investor Relations contacts.

Participants in the Solicitation

The Company and its directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from stockholders of the Company in connection with the proposed transaction. Information about the Company’s directors and executive officers is set forth in the Company’s Proxy Statement on Schedule 14A for its 2026 Annual Meeting of Stockholders, which was filed with the SEC on April  14, 2026 (the “2026 Proxy”) (and available here). Please refer to the sections entitled “Compensation of Non-Employee Directors,” “Executive Compensation – Compensation Discussion and Analysis” and “Security Ownership of Certain Beneficial Owners and Management” in the 2026 Proxy. To the extent holdings of the Company’s securities by its directors or executive officers have changed since the amounts set forth in the 2026 Proxy, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC, including the Form 4s filed by: Fawad Ahmad on May  5, 2026, May  12, 2026, July  9, 2026 and October  5, 2026; Todd Dernberger on July  9, 2026 and October  5, 2026; Thomas M. Gartland on May  29, 2026, July  9, 2026 and October  5, 2026; Tracey R. Griffin on May  29, 2026, July  9, 2026 and October  5, 2026; Daniel J. Houston on May  12, 2026, May  29, 2026, July  9, 2026 and October  5, 2026; Omar Khan on May  12, 2026; Jeffrey Likosar on June  2, 2026; Kimberly Miller on May  18, 2026, July  9, 2026 and October  5, 2026; Paul J. Smith on May  29, 2026, July  9, 2026 and October  5, 2026; Danielle Tiedt on May  29, 2026, July  9, 2026 and October  5, 2026; Matthew E. Winter on May  29, 2026, July  9, 2026 and October  5, 2026; Suzanne Yoon on May  29, 2026, July  9, 2026 and October  5, 2026; and Sigal Zarmi on May  29, 2026, July  9, 2026 and October 5, 2026. Additional information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s stockholders generally, will be set forth in the Company’s proxy statement relating to the proposed transaction when it becomes available.

Investor Contacts

InvestorRelations@adt.com

Media Contacts

Media@adt.com

PR@thriveholdings.com

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